NEWS RELEASE

Southcross Energy             1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Provides 2014 Financial and Operating Updates

DALLAS, Texas, July 10, 2014 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced financial and operating updates as part of its recently announced transaction to acquire TexStar Midstream Services, LP’s (“TexStar”) Rich Gas System.
During the second quarter of 2014, Southcross’ processed gas volumes and natural gas liquids sales volumes in South Texas continued to grow, with increases over the first quarter of 2014 volumes of approximately 10% and 14%, respectively. Downtime at certain of our facilities due to upgrades and maintenance activities partially offset those increases and negatively affected Adjusted EBITDA during the quarter by approximately $1 million.
Southcross is also issuing an Adjusted EBITDA guidance range of $22 to $28 million for the fourth quarter of 2014. This guidance reflects the addition of TexStar’s Rich Gas System upon the expected closing of its acquisition in the third quarter of 2014, the initiation of contracted processed gas volumes upon commissioning of Southcross’ Webb Pipeline, and increased processed gas volumes.

Use of Non-GAAP Financial Measures

Southcross reports its financial results in accordance with accounting principles generally accepted in the United States, or GAAP. In this press release, the Partnership presents estimated Adjusted EBITDA, a non-GAAP financial measure. Southcross defines Adjusted EBITDA as net income, plus interest expense, income tax expense, depreciation and amortization expense, certain non-cash charges such as non-cash equity compensation and unrealized losses on derivative contracts, major litigation net of recoveries, transaction expense, revenue deferral adjustment and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring. The Partnership believes that the presentation of this non-GAAP financial measure will provide useful information to investors in assessing its results of operations. Southcross’ Adjusted EBITDA should not be considered as an alternative to the most directly comparable GAAP financial measure. Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements in this news release specifically include the expectations, plans, strategies, objectives and growth of Southcross and its subsidiaries, including expectations regarding Adjusted EBITDA, infrastructure programs (including the timing with respect to the Webb Pipeline), Southcross Energy LLC’s ability to complete its recently announced combination with TexStar, and acquisition activity, including Southcross’ ability to complete the acquisition of TexStar’s Rich Gas System. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2014 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include three gas processing plants, two fractionation plants and approximately 2,800 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

###

Contact:
Southcross Energy Partners, L.P.
Kristin Donnally, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com